Marathon Patent Group, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2017

			MPG
	MPG	Munitech IP S.a.r.l.	Adjustments		MPG Pro Forma
ASSETS
Current assets:
Cash	1,095,721	13,039	(11,961	) (1)	1,070,721
Accounts receivable - net of allowance for bad debt of $387,976 for June 30, 2017	116,336	-	-		116,336
Bonds posted with courts	375,603	375,603	-		-
Note receivable	588,864	-	-		588,864
Prepaid expenses and other current assets, net of discounts of $2,659 for June 30, 2017	-	-	14,464	(4)	-
	-	-	(14,464	) (5)	-
	-	-	(2,694,322	) (2)	-
	128,718	809	2,694,322	(3)	127,908
Total current assets	2,305,242	389,452	(11,961)		1,903,829

Other assets:
Property and equipment, net of accumulated depreciation of $128,718 for June 30, 2017	12,213	-	-		355
Intangible assets, net of accumulated amortization of $12,691,608 for June 30, 2017	11,358,722	2,709,699	-		8,660,881
Other non current assets, net of discounts of $0 for June 30, 2017	200,000	-	-		200,000
Goodwill	224,353	-	-		224,353
Total other assets	11,795,288	2,709,699	-		9,085,589

Total Assets	14,100,530	3,099,151	(11,961)		10,989,418

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	5,286,920	463,366	-		4,823,554
Clouding IP earn out - current portion	81,930	-	-		81,930
Other current liabilities	7,696	-	-		7,696
Notes payable, net of discounts of $503,572 for June 30, 2017	5,622,173	750,000	-		4,872,173
Total current assets	10,998,719	1,213,366	-		9,785,353

Long-term liabilities:
Notes Payable, net of discount of $1,302,129 for June 30, 2017	11,499,723	-	-		11,499,723
Clouding IP earn out	1,386,203	-	-		1,386,203
Revenue share liability	1,225,000	-	-		1,225,000
Other long term liability	39,853	-	-		39,853
Total long-term liabilities	14,150,779	-	-		14,150,779

Total liabilities	25,149,498	1,213,366	-		23,936,132

Stockholders’ Equity:
Preferred stock Series B, $.0001 par value, 50,000,000 shares authorized: 782,004 issued and outstanding at June 30, 2017	78	-	-		78
Common stock, $.0001 par value; 200,000,000 shares authorized; 23,257,472 at June 30, 2017	2,326	-	-		2,326
Additional paid-in capital	53,950,993	-	-		53,950,993
Permanent capital-Munitech	-	14,464	14,464	(4)	-
Accumulated other comprehensive income (loss)	(933,245)	(6,965)	-		(926,280)
Accumulated income (deficit)			(14,464)	(5)
			(11,961)	(1)
			(2,694,322)	(2)
	(63,749,987)	1,878,287	2,694,322	(3)/(6)	(65,654,698)

Total Marathon Patent Group stockholders’ equity	(10,729,834)	1,885,785	(11,961)		(12,627,581)

Noncontrolling Interests	(319,134)	-	-		(319,134)

Total Equity	(11,048,968)	1,885,785	(11,961)		(12,946,714)

Total liabilities and stockholders’ equity	14,100,530	3,099,151	(11,961)		10,989,418

Marathon Patent Group, Inc.

Unaudited Pro Forma Condensed Combined Statements of Operation

For the period ended June 30, 2017

				MPG
	MPG	Munitech IP S.a.r.l.		Adjustments		MPG Pro Forma
Revenues	446,937	-		-		446,937

Expenses
Cost of revenues	1,479,486	249,266		-		1,230,220
Amortization of patents and website	1,345,846	137,223		-		1,208,622
Compensation and related taxes	1,846,088	3,268		-		1,842,820
Consulting fees	56,801	5,000		-		51,801
Professional fees	1,070,830	10,336		-		1,060,494
General and administrative	386,286	13,400		-		372,885
Goodwill impairment	-	-		-		-
Patent impairment	-	-		-		-
Total operarating expenses	6,185,337	418,494		-		5,766,843

Operating loss from continuing operations	(5,738,400)	(418,494)		-		(5,319,906)

Other income (expenses)
Other income (expense)	912,411	2,694,330	(5)	(11,961	) (1)	(1,808,335)
				(14,464	) (2)
				(2,694,322	) (3)
Foreign exchange gain (loss)	17,050	126,884		-		(109,834)
Change in fair value adjustment of Clouding IP earn out	-	-		-		-
Warrant income (expense)	(4,907)	-		-		(4,907)
Interest income	1,862	-		-		1,862
Interest expense	(1,133,499)	-		-		(1,133,499)
Total other income (expenses)	(207,083)	2,821,213		(2,720,746)		(3,054,713)

Loss from continuing operations before benefit for income taxes	(5,945,483)	2,402,719		(2,720,746)		(8,374,619)

Income tax benefit (expense)	(17,242)	-		-	(4)	(17,242)

Net income (loss)	(5,962,725)	2,402,719		(2,720,746)		(8,391,861)

Net (income) loss attributable to noncontrolling interests	155,286	-		-		155,286

Net income (loss) attrributable to common shareholders	(5,807,439)	2,402,719		(2,720,746)		(8,236,575)

Loss per share	(0.28)					(0.40)

Weighted average common shares outstanding	20,822,791					20,822,791

Marathon Patent Group, Inc.

Unaudited Pro Forma Condensed Combined Statements of Operation

For the year ended December 31, 2016

	MPG	Munitech IP S.a.r.l.	MPG Pro Forma
Revenues	36,629,276	-	36,629,276

Expenses
Cost of revenues	19,064,473	324,562	18,739,910
Amortization of patents and website	7,453,004	142,285	7,310,719
Compensation and related taxes	5,483,031	7,557	5,475,474
Consulting fees	1,279,092	-	1,279,092
Professional fees	1,797,922	12,435	1,785,487
General and administrative	840,179	6,577	833,602
Goodwill impairment	4,336,307	-	4,336,307
Patent impairment	11,958,882	-	11,958,882
Total operarating expenses	52,212,890	493,417	51,719,472

Operating loss from continuing operations	(15,583,614)	(493,417)	(15,090,197)

Other income (expenses)
Other income (expense)	(57,454)	-	(57,454)
Foreign exchange gain (loss)	(367,847)	(37,277)	(330,570)
Change in fair value adjustment of Clouding IP earn out	1,832,872	-	1,832,872
Interest income	4,353	-	4,353
Interest expense	(3,140,375)	-	(3,140,375)
Total other income (expenses)	(1,728,451)	(37,277)	(1,691,173)

Loss from continuing operations before benefit for income taxes	(17,312,065)	(530,695)	(16,781,370)

Income tax benefit (expense)	(11,516,807)	6,262	(11,523,069)

Net Income (loss)	(28,828,872)	(524,432)	(28,304,440)

Net (income) loss attributable to noncontrolling interests	163,848	-	163,848

Net income (loss) attrributable to common shareholders	(28,665,024)	(524,432)	(28,140,592)

Loss per share	(1.89)		(1.85)

Weighted average common shares outstanding	15,178,056		15,178,056

Marathon Patent Group, Inc.

Significant Notes and Assumptions to the Pro Forma Condensed Combined Financial Statements

Note 1 – Pro Forma Presentation Adjustments

The adjustments included in the column under the heading “Pro Forma Adjustments” in the unaudited pro forma condensed combined financial statements are as follows:

(1)	To record the total cash paid to GPat per the agreement, with the adjusting entry set forth to show decrease in Cash and in Accumulated Deficit and Other Income (Loss).

(2)	To eliminate the book obligation from Munitech to the Company as debt forgiveness.

(3)	To reverse the consolidating entry that eliminates the Marathon / Munitech intercompany balance.

(4)	To reverse the consolidating entry that eliminates the Marathon investment in and Munitech equity.

(5)	To write off the Company’s investment in Munitech, which is recorded as other income (loss).

(6)	Munitech tax accrual retained by the Company.